UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[X] Definitive Additional Materials
[  ]  Soliciting Material Pursuant to §240.14a-12

ECHO THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:
Joanne R. Soslow, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5262	Keith E. Gottfried, Esq. Alston & Bird LLP 950 F. Street, N.W. Washington, DC 20004-1404 (202) 239-3679

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Echo Therapeutics, Inc., a Delaware corporation (“Echo” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from its stockholders in connection with its 2014 Annual Meeting of Stockholders and at any and all adjournments, postponements or reschedulings thereof (the “2014 Annual Meeting”). In connection with its 2014 Annual Meeting, Echo has filed a revised definitive proxy statement and a revised WHITE proxy card with the SEC on May 9, 2014.

Press Release Issued on May 27, 2014

Attached hereto is a press release issued on May 27, 2014 announcing that Echo is mailing a letter to stockholders in which Echo comments on its views as to why it believes that Robert F. Doman, its interim CEO and a current member of the Echo Board of Directors (the “Echo Board”), is a more qualified candidate for election to the Echo Board at the 2014 Annual Meeting than Shepard M. Goldberg, the candidate that has been nominated by Platinum Management (NY) LLC and the other members of its dissident stockholder group (collectively, the “Platinum Group”). As previously announced, the Platinum Group is pursuing a proxy contest to elect one nominee to the Echo Board at the 2014 Annual Meeting to be held on Thursday, June 19, 2014, at 10:00 a.m., local time, at the offices of Echo located at 10 Forge Parkway, Franklin, Massachusetts 02038. The record date for determining those stockholders eligible to receive notice of, and to vote at, the 2014 Annual Meeting is May 13, 2014.

Stockholders are advised that they will soon be receiving revised proxy materials from Echo. In order for stockholders to vote on the WHITE proxy card in support of the candidates nominated by the Echo Board, stockholders will be required to complete the revised form of WHITE proxy card that will be mailed to them or vote electronically as provided on the revised form of WHITE proxy card.

Stockholders are advised that they may receive proxy solicitation materials from the Platinum Group or other persons or entities affiliated with the Platinum Group, including an opposition proxy statement and gold proxy card. Stockholders are strongly urged NOT to sign or return the gold proxy card or voting instruction form that the Platinum Group may send to them, even as a protest vote against the Platinum Group or the Platinum Group’s nominee. If any stockholder signs a gold proxy card sent to them by the Platinum Group, however, such stockholder retains the right to change his or her vote. Only the latest dated proxy card voted will be counted.

Additional Information and Where To Find It

In connection with its 2014 Annual Meeting of Stockholders (including any adjournments, postponements or reschedulings thereof, the “2014 Annual Meeting”), Echo has filed a revised definitive proxy statement and a revised WHITE proxy card with the SEC on May 9, 2014. STOCKHOLDERS ARE URGED TO READ THE REVISED 2014 PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ECHO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of Echo’s revised 2014 Proxy Statement and any other documents filed by Echo with the SEC in connection with the 2014 Annual Meeting, when available, at the SEC’s website (www.sec.gov), at Echo’s website (www.echotx.com) or by directing a request to Echo Therapeutics, Inc., 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, PA 19103, Attention: Investor Relations. In addition, copies of the proxy materials, when available, may be requested from Echo’s proxy solicitor, Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, NY 11753 or toll-free at 1-888-742-1305.

Certain Participant Information

Echo, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Echo’s stockholders in connection with the 2014 Annual Meeting. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in Echo’s revised 2014 Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting.  Such information can also be found in Echo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014.

FOR IMMEDIATE RELEASE

For More Information:

Christine H. Olimpio Director, Investor Relations and Corporate Communications (215) 717-4104 colimpio@echotx.com	Sylvia Hermina Laurel Hill Advisory Group, LLC 516-933-3100 shermina@laurelhill.com

ECHO MAILS LETTER TO STOCKHOLDERS
Letter Questions Qualifications of Platinum Group’s Board Nominee
Recommends Stockholders Vote Revised White Proxy Card

PHILADELPHIA, PA, May 27, 2014 – Echo Therapeutics, Inc. (NASDAQ: ECTE), a medical device company developing its Symphony® CGM System as a non-invasive, wireless continuous glucose monitoring system, today announced that it has mailed a letter to stockholders. Echo’s letter questions the qualifications of the Platinum Group’s nominee for election to the Echo Board of Directors, Shepard M. Goldberg, and highlights the stark contrast between Mr. Goldberg’s experience and that of the Echo Board’s highly qualified and very experienced nominee, Robert F. Doman.

As previously announced, the Platinum Group is a dissident stockholder group led by Platinum Management (NY) LLC that is pursuing a proxy contest to elect Shepard M. Goldberg to the Echo Board at Echo’s 2014 Annual Meeting of Stockholders in opposition to our highly qualified and very experienced director and Interim CEO, Robert F. Doman.

Echo is being advised in connection with the proxy contest by Morgan, Lewis & Bockius LLP and Alston & Bird LLP.  Laurel Hill Advisory Group, LLC is serving as Echo’s proxy solicitor.

The full text of Echo’s letter to stockholders is included below:

May 27, 2014

Dear Fellow Stockholder:

    As you decide how to vote at the upcoming 2014 Annual Meeting of the Stockholders of Echo Therapeutics, Inc. to be held on Thursday, June 19, 2014, at 10:00 a.m., local time, at the offices of Echo located at 10 Forge Parkway, Franklin, Massachusetts 02038, ask yourself the following question:

WHO DO YOU THINK IS A MORE QUALIFIED CANDIDATE TO SERVE ON
YOUR BOARD OF DIRECTORS AND PROTECT YOUR INTERESTS?

➢	ROBERT F. DOMAN, the highly qualified and very experienced candidate recommended by your Board of Directors

o
Mr. Doman brings to Echo’s Board over 30 years of executive level, international and domestic management, business development, commercialization, product development and strategic planning experience.

o
Mr. Doman has extensive experience in the medical device and pharmaceutical industries. Mr. Doman’s previous employers include DUSA Pharmaceuticals, Inc., Leach Technology Group, West Pharmaceutical Services, the Convatec division of Bristol-Myers Squibb and Critikon, Inc., a Johnson & Johnson company.

o	Mr. Doman has a track record of generating value for stockholders.

▪
Most recently, Mr. Doman served as President and Chief Executive Officer of publicly-traded DUSA Pharmaceuticals, Inc., which was successfully sold to Sun Pharmaceuticals in a $230 million transaction in 2012.

▪
During Mr. Doman’s tenure as CEO of DUSA, DUSA’s stock price increased from $3.42 to $8.00 on the last trading day before DUSA’s sale, December 20, 2012, equating to an increase for stockholders of over 130%.

OR

➢	SHEPARD M. GOLDBERG, the handpicked nominee of the Platinum Group that your Board has previously interviewed and determined did not meet its criteria for membership on your Board of Directors

o	Mr. Goldberg has spent the majority of his professional career working at a privately-held swimming pool products company.

o
Mr. Goldberg is the first cousin and a longtime business associate of the current Platinum designee to your Board, Michael Goldberg, who Mr. Goldberg reported directly to for close to a decade when the two were employed by Emisphere Technologies, Inc., a company that once had a market capitalization of over $1 billion and today has a market capitalization of $15.8 million.

o	Mr. Goldberg’s executive-level public company experience is limited to companies where he worked for his first cousin, Michael Goldberg, or in which Michael Goldberg or Platinum was an investor.

▪
Two of the companies, Cordex Pharma, Inc. and Emisphere Technologies, Inc., where Mr. Goldberg served as a director, are today unlisted public companies with penny stocks that are traded over-the-counter and market capitalizations that range from $122,000 to $15.8 million.

▪	During Mr. Goldberg’s tenure at Emisphere Technologies, Inc., the stock price fell from approximately $17.75 down to $2.73, a per share decrease of 85%.

▪	During Mr. Goldberg’s tenure as a director and as CEO at Cordex Pharma, Inc., the stock price fell from approximately $0.51 to $0.01, a per share decrease of 98%.

o	One of the public companies where Mr. Goldberg served as a director and Chairman of the Board, Forticell Bioscience, Inc., ended up in bankruptcy.

o
The Platinum Group would like you to believe, as they pointed out in their proxy, that Mr. Goldberg’s “extensive experience in the biotechnology industry” in the companies above will “generate value for shareholders”  ASTONISHING!

o
Of significant concern to your Board, Mr. Goldberg previously refused to respond to your Board’s request for information on how he would address potential conflicts of interest with Michael Goldberg and Platinum if he was to join your Board and told your Board to contact Platinum with any additional questions about his nomination.

    You decide for yourself who you believe is the more qualified candidate for election to your Board. This proxy contest ultimately comes down to one simple question.  You have a choice between electing:

➢
Robert F. Doman, our highly qualified and very experienced director, who brings to Echo’s five-member Board over 30 years of executive level, international and domestic management, business development, commercialization, product development and strategic planning experience with specific concentrations in medical devices and pharmaceuticals, who is completely aligned with the best interests of ALL stockholders, and who is committed to ensuring that ALL stockholders have the ability to participate in, and benefit from, the future growth and value potential of Echo;

OR

➢
Shepard M. Goldberg, who has spent close to two decades employed at a privately-held swimming pool products company, is the former Chairman of the Board of a now bankrupt publicly-traded biotechnology company and has had executive level experience at two other public companies that are now unlisted public companies with penny stocks.

•
THE BOTTOM LINE - We believe that Shepard Goldberg brings nothing to the table to help Echo generate value for our stockholders. We are also very concerned that Mr. Goldberg, based on his previous record at other public companies, would cause Echo to follow down the same path as the other public companies where he was allowed to serve in a board or leadership position.

YOUR VOTE IS IMPORTANT!

SUPPORT YOUR BOARD’S NOMINEES

BY VOTING EACH AND EVERY WHITE PROXY CARD TODAY

    To vote your shares, please vote TODAY by telephone, Internet or by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage-paid envelope provided. You may also vote by phone or Internet by following the instructions on the enclosed proxy card. If you have any questions or need assistance in voting your WHITE proxy card, we encourage you to call our proxy solicitor, Laurel Hill Advisory Group, LLC at (888) 742-1305 (Toll Free).

    To ensure that stockholders have Echo’s latest proxy information and materials to vote, you will be receiving from us  multiple mailings prior to the date of the 2014 Annual Meeting, each of which will include a WHITE proxy card. Your Board encourages you to vote each WHITE proxy card you receive.

    We appreciate your continued support as we work to protect your investment and create value for all Echo stockholders. We look forward to communicating further with you in the coming weeks.

Sincerely,

The Members of the Special Committee of the Echo Board of Directors

/s/ Robert F. Doman Robert F. Doman Director	/s/ Vincent D. Enright Vincent D. Enright Director	/s/ William F. Grieco William F. Grieco Director	/s/ James F. Smith James F. Smith Director

About Echo Therapeutics

Echo Therapeutics is developing the Symphony CGM System as a non-invasive, wireless, continuous glucose monitoring system for use initially in the critical care setting. A significant longer-term opportunity may also exist for Symphony to be used in the hospital beyond the critical care setting, as well as in patients with diabetes in the outpatient setting. Echo has also developed its needle-free skin preparation device, the Prelude® SkinPrep System, as a platform technology to enhance delivery of topical pharmaceuticals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to expectations, plans or prospects for Echo that are based upon the current expectations and beliefs of Echo’s management. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements including statements regarding our revised proxy materials. These forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those expressed or implied by such forward-looking statements.  Those risks and uncertainties include, but are not limited to, risks related to the actions of Platinum Management (NY) LLC and other activist stockholders, including the amount of related costs and the disruption caused to business and financing activities by these actions.  Other risks and uncertainties that may cause actual events to differ materially from the statements we have made herein are identified and described in more detail in Echo's filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2013, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this Press Release are made as of the date hereof. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Echo does not expect to, and disclaims any obligation to, publicly update, amend or clarify any forward-looking statements whether as a result of new information, future events or otherwise. Echo, however, reserves the right to update such statements or any portion thereof at any time for any reason.

Important Additional Information

Echo has filed revised proxy materials with the SEC in connection with its 2014 Annual Meeting of Stockholders (including any adjournments, postponements or reschedulings thereof, the “2014 Annual Meeting”), including a revised definitive proxy statement and a revised definitive form of WHITE proxy card on May 9, 2014, in connection with Echo’s solicitation of proxies. STOCKHOLDERS ARE URGED TO READ THE REVISED 2014 PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ECHO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of Echo’s revised 2014 Proxy Statement and any other documents filed by Echo with the SEC in connection with the 2014 Annual Meeting, when available, at the SEC’s website (www.sec.gov), at Echo’s website (www.echotx.com) or by directing a request to Echo Therapeutics, Inc., 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, PA 19103, Attention: Investor Relations. In addition, copies of the proxy materials, when available, may be requested from Echo’s proxy solicitor, Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, NY 11753 or toll-free at 1-888-742-1305.

Certain Participant Information

Echo, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Echo’s stockholders in connection with the 2014 Annual Meeting. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in Echo’s revised 2014 Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting. Such information can also be found in Echo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014.